Hughes Communications Announces Fourth Quarter and Full Year 2009 Results

Record Fourth Quarter and Full Year 2009 Adjusted EBITDA
Consumer Business Continues Impressive Growth Trajectory
Strong Growth in Enterprise Services Revenues
Cash from Operations Improves by 111% in Full Year 2009

Germantown, Md., February 24, 2010—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the fourth quarter and year ended December 31, 2009. Hughes’ consolidated operations are classified into four reportable segments: North America Broadband; International Broadband; Telecom Systems; and Corporate and Other. The North America Broadband, International Broadband, and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Fourth Quarter 2009 Financial Highlights:

•	Record fourth quarter Adjusted EBITDA of $56 million, an increase of 25% over the fourth quarter of 2008.

•	Consumer business continues impressive growth:
–	Revenue increased by 15% over the fourth quarter of 2008.
–	Record fourth quarter subscriber gross adds of 45,000.
–	Net adds of 14,000 for a growth of 18% over the fourth quarter of 2008.
–	Consumer ARPU increased to $72 from $68 for the fourth quarter of 2008.
–	Churn improved to 2.1% from 2.4% for the fourth quarter of 2008 and 2.3% for the third quarter of 2009.

•
Consolidated revenues of $262 million, an 8% decline from the fourth quarter of 2008, or a 5% decline excluding revenues from the Telematics contract which was terminated following the Chrysler bankruptcy.

•
New orders of $271 million, with major orders from Shell, Conoco Phillips, AGF, Burger King, Barrett Xplore, Rite Aid, Big 5, CSK O’Reilly, Row 44, Realtime, and Comdata in our North America broadband business; Avanti Communications, Afsat, Shenzen Securities, Telemar, PT Selindo, and Valuable Media in our International broadband business; and STS Romania and Iridium in our Telecom Systems business.

•	Positive net cash from operations of $41 million, a 29% increase over the fourth quarter of 2008.

Full Year 2009 Financial Highlights

•	Record Adjusted EBITDA of $174 million for a growth of 15% over 2008; excluding the Telematics business, Adjusted EBITDA increased by 18% over 2008.

•	Strong Consumer business growth with revenue of $420 million, an increase of 12% over 2008.
–	Gross adds of almost 200,000 subscribers resulting in a subscriber base of 504,000 at December 31, 2009, a growth of 17% over the subscriber base at December 31, 2008;
–	Net adds of 71,000, a growth of 34% over 2008,
–	Consumer ARPU of $70 for 2009 compared to $68 for 2008
–	Churn improved to 2.2% for 2009 from 2.4% for 2008.

•	Total enterprise revenue of $475 million compared to $529 million in 2008 but enterprise services revenue up 19%.

•	Telecom Systems revenue down 27% primarily due to completion of mobile satellite development contracts and termination of Telematics contract.

•	Consolidated revenue of $1,010 million, a decline of 5% from 2008, a 3% decline on a constant dollar basis.

•	New orders of $1,023 million and a non-consumer backlog of $835 million as of December 31, 2009.

•	Positive net cash from operations of $151 million, an increase of 111% over the twelve months ended December 31, 2008.

Set forth below are tables highlighting certain of Hughes’ and HNS’ results for the three and twelve months ended December 31, 2009 and 2008.

Hughes Communications, Inc.
	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
(Dollars in thousands)	2009		2008	2009		2008
Revenue
North America Broadband	$175,306		$180,234	$690,279		$667,665
International Broadband	60,961		67,067	203,886		237,188
Telecom Systems	25,069		38,361	112,500		155,038
Corporate and Other	904		110	3,034		462
Total	$262,240		$285,772	$1,009,699		$1,060,353

Operating income (loss)
North America Broadband	$16,363		$8,750	$(8,028	) **	$21,339
International Broadband	5,168		7,589	15,120		21,679
Telecom Systems	3,485		5,271	14,227		25,116
Corporate and Other	(5,427	) ***	(1,089)	(9,007	) ***	(3,842)
Total	$19,589		$20,521	$12,312		$64,292

Net income (loss) attributable to HCI stockholders	$2,367		$3,351	$(52,693)		$9,018

Adjusted EBITDA*	$56,482		$45,164	$173,929		$151,441

New Orders	$271,470		$274,103	$1,022,922		$1,164,876

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

**	Includes a $44 million one-time charge as a result of the Chapter 11 filing by Sea Launch.

***	Includes $5.2 million one-time charge for impairment of HTI investment

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2009	2008	2009		2008
Revenue
North America Broadband	$175,306	$180,234	$690,279		$667,665
International Broadband	60,961	67,067	203,886		237,188
Telecom Systems	25,069	38,361	112,500		155,038
Total	$261,336	$285,662	$1,006,665		$1,059,891

Operating income (loss)
North America Broadband	$16,363	$8,750	$(8,028	) **	$21,339
International Broadband	5,168	7,589	15,120		21,679
Telecom Systems	3,485	5,271	14,227		25,116
Total	$25,016	$21,610	$21,319		$68,134

Net income (loss) attributable to HNS	$7,229	$4,419	$(44,905)		$12,096

Adjusted EBITDA*	$55,922	$46,438	$174,647		$155,410

New Orders	$270,742	$273,993	$1,020,324		$1,164,414

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

**	Includes a $44 million one-time charge as a result of the Chapter 11 filing by Sea Launch.

Recent Highlights:

•
HNS continues its leadership position in the VSAT terminal market having shipped almost 320,000 VSATs across its product lines in 2009, according to the 2009 COMSYS VSAT Report. In the enterprise VSAT market, the report confirmed that Hughes has sold more than 165,000 terminals over the past two years, approximately half the total enterprise terminals sold globally and twice that of its nearest competitor.

•
HNS announced that it surpassed 500,000 North American subscribers on its HughesNet® service. At a time when the U.S. is debating how to bring about universal broadband connectivity, Hughes continues to deliver high-speed Internet access services to individuals and small businesses that are in underserved and unserved areas of North America and otherwise would have to rely on slow dial-up connections.

•
HNS expanded provision of high-speed satellite Internet access for U.S. troops deployed in Iraq and Afghanistan. Available at U.S. military bases, the broadband Internet service is being delivered via HNS’ new operations hub in Dubai, enabling troops to stay in touch with family and friends at home.

•
HNS’ initiative in providing services to state and local governments gained much momentum; in 2009, HNS signed contracts with Arkansas, New York, Oregon, South Carolina, and Texas and more recently, with Colorado and Virginia.

•
HNS was selected by Frost & Sullivan as the 2009 North American Company of the Year in the Satellite Industry, in recognition of HNS’ growth strategies, high-quality customer service, and product/service reliability.

•	HNS announced the availability of the Hughes 9350 BGAN mobile satellite terminal, fully type-approved for operation over Inmarsat’s Broadband Global Area Network (BGAN) satellite service.

To summarize, Pradman Kaul, president and CEO said, “Despite the challenging economic environment last year, I’m happy to report that the Hughes business model has proven to be steadfast. Innovation of broadband technologies and products continues as our core strength, but it’s the thriving service business globally that’s fueling our growth. In 2009, recurring service revenue from an expanding base of repeat customers in North America, Europe, India, and Brazil exceeded our product revenues and is growing at a faster rate. Overall, the company exceeded its 2009 objectives for both Adjusted EBITDA and cash despite slightly lower revenues. Our consumer business continued to lead the way with outstanding growth in subscriber acquisitions and ARPU, combined with lower churn. This validates our strategy of pursuing the estimated 10 million households and 3.5 million small businesses in North America unserved and underserved by terrestrial broadband technologies. The resulting strong revenue growth was offset by some slowdown in hardware spending by our enterprise customers which we believe is a reflection of the macro-economic climate. As noted earlier, the termination of the Telematics contract impacted our revenues and margins, and we expect insignificant business from this sector in the next few years. Looking to the future, our new Jupiter satellite construction is proceeding on plan and we are actively assessing a number of interesting strategic opportunities. We continue to improve our positive bottom-line results as a fully integrated service provider, now with almost 250,000 subscribers on our SPACEWAY® 3 satellite. I believe we are positioned well for continued success and growth in 2010 and beyond.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “Our focus on cost control and working capital management continued in the fourth quarter resulting in the strong performance in Adjusted EBITDA and cash from operations. Our liquidity position continues to be healthy with consolidated cash and marketable securities of $308 million at December 31, 2009.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss) as determined under United States of America Generally Accepted Accounting Principles (GAAP) and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2009	2008	2009	2008
Net income (loss) attributable to HCI stockholders	$2,367	$3,351	$(52,693)	$9,018
Add:
Equity incentive plan compensation	1,898	1,733	7,371	5,724
Interest expense	16,994	14,022	64,119	51,327
Income tax expense	1,656	3,463	2,446	7,593
Depreciation and amortization	29,522	20,029	102,731	68,937
Long-term incentive/retention cash plan	-	3,279	1,538	13,219
Sea Launch impairment	-	-	44,400	-
HTI investment impairment	5,239	-	5,239	-
Other asset impairment	-	-	1,000	-
Less:
Interest income	(1,194)	(713)	(2,222)	(4,377)
Adjusted EBITDA	$56,482	$45,164	$173,929	$151,441

The following table reconciles the differences between HNS’ Net Income (Loss) as determined under GAAP and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2009	2008	2009	2008
Net income (loss) attributable to HNS	$7,229	$4,419	$(44,905)	$12,096
Add:
Equity incentive plan compensation	1,816	1,611	6,933	5,221
Interest expense	16,988	14,022	64,094	51,327
Income tax expense	1,661	3,487	2,436	7,588
Depreciation and amortization	29,351	20,029	102,139	68,937
Long-term incentive/retention cash plan	-	3,279	1,538	13,219
Sea Launch impairment	-	-	44,400	-
Less:
Interest income	(1,123)	(409)	(1,988)	(2,978)
Adjusted EBITDA	$55,922	$46,438	$174,647	$155,410

The consolidated financial statements of Hughes and HNS for the periods ended December 31, 2009 and 2008 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014 issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA as presented herein is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet® encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 2.2 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 5, 2009 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.
###

©2009 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, and SPACEWAY are registered trademarks of Hughes Network Systems, LLC.

Contact Information Investor Relations Contact: Deepak V. Dutt, Vice President, Treasurer and Investor Relations Officer Email: deepak.dutt@hughes.com Phone: 301-428-7010	Attachments Hughes Communications, Inc. Condensed Consolidated Balance Sheets Condensed Consolidated Statements of Operations Condensed Consolidated Statements of Cash Flows

Media Contact: Judy Blake, Director, Marketing Communications Email: judy.blake@hughes.com Phone: 301-601-7330	Hughes Network Systems, LLC Condensed Consolidated Balance Sheets Condensed Consolidated Statements of Operations Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$261,038	$203,816
Marketable securities	47,188	-
Receivables, net	163,816	200,373
Inventories	60,244	65,485
Prepaid expenses and other	22,476	20,926
Total current assets	554,762	490,600
Property, net	602,403	507,270
Capitalized software costs, net	49,776	51,454
Intangible assets, net	14,524	19,780
Goodwill	5,093	2,661
Other assets	75,836	118,628
Total assets	$1,302,394	$1,190,393
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$119,461	$82,939
Short-term debt	6,750	8,252
Accrued liabilities and other	131,774	159,041
Total current liabilities	257,985	250,232
Long-term debt	714,957	578,298
Other long-term liabilities	16,356	18,005
Total liabilities	989,298	846,535
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding as of December 31, 2009 and 2008, respectively	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized; 21,633,539 shares and 21,514,963 shares issued and outstanding as of December 31, 2009 and 2008, respectively
Additional paid in capital	730,809	724,558
Accumulated deficit	(410,543)	(357,850)
Accumulated other comprehensive loss	(16,007)	(28,583)
Total HCI stockholders' equity	304,281	338,147
Noncontrolling interests	8,815	5,711
Total equity	313,096	343,858
Total liabilities and equity	$1,302,394	$1,190,393

HUGHES COMMUNICATIONS, INC.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31,
	2009	2008
Revenues:
Services revenues	$712,592	$611,247
Hardware sales	297,107	449,106
Total revenues	1,009,699	1,060,353
Operating costs and expenses:
Cost of services	448,804	406,697
Cost of hardware products sold	289,516	378,264
Selling, general and administrative	180,675	177,848
Loss on impairments	50,639	-
Research and development	22,296	26,833
Amortization of intangible assets	5,457	6,419
Total operating costs and expenses	997,387	996,061
Operating income	12,312	64,292
Other income (expense):
Interest expense	(64,119)	(51,327)
Interest income	2,222	4,377
Other income, net	214	178
Income (loss) before income tax expense and equity in earnings (losses) of unconsolidated affiliates
Income tax expense	(2,446)	(7,593)
Equity in earnings (losses) of unconsolidated affiliates	170	(599)
Net income (loss)	(51,647)	9,328
Net income attributable to the noncontrolling interests	(1,046)	(310)
Net income (loss) attributable to HCI stockholders	$(52,693)	$9,018
Earnings (loss) per share:
Basic	$(2.46)	$0.44
Diluted	$(2.46)	$0.44
Shares used in computation of per share data:
Basic	21,393,151	20,317,155
Diluted	21,393,151	20,633,833

HUGHES COMMUNICATIONS, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(51,647)	$9,328
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	102,731	68,937
Amortization of debt issuance costs	2,025	1,424
Share-based compensation expense	7,371	5,724
Equity in (earnings) losses from unconsolidated affiliates	(170)	599
Loss on impairments	50,639	-
Other	535	(97)
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	41,584	(2,540)
Inventories	6,438	(2,710)
Prepaid expenses and other	5,369	(9,319)
Accounts payable	37,284	6,314
Accrued liabilities and other	(50,777)	(5,957)
Net cash provided by operating activities	151,382	71,703
Cash flows from investing activities:
Change in restricted cash	223	3,104
Purchases of marketable securities	(62,118)	(2,070)
Proceeds from sales of marketable securities	15,000	19,190
Expenditures for property	(150,764)	(81,669)
Expenditures for capitalized software	(12,772)	(14,564)
Proceeds from sale of property	397	-
Acquisition of Helius, Inc., net of cash received	-	(10,543)
Cash acquired, consolidation of Hughes Systique Corporation	828	-
Long-term loan receivable	(10,000)	-
Investment in Hughes Systique Corporation	-	(1,500)
Hughes Systique Corporation note receivables	-	(500)
Other, net	(830)	-
Net cash used in investing activities	(220,036)	(88,552)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	(1,851)	223
Proceeds from equity offering	-	93,046
Proceeds from exercise of stock options	-	75
Long-term debt borrowings	148,630	3,606
Repayment of long-term debt	(12,377)	(13,749)
Debt issuance costs	(4,612)	-
Net cash provided by financing activities	129,790	83,201
Effect of exchange rate changes on cash and cash equivalents	(3,914)	3,372
Net increase in cash and cash equivalents	57,222	69,724
Cash and cash equivalents at beginning of the period	203,816	134,092
Cash and cash equivalents at end of the period	$261,038	$203,816
Supplemental cash flow information:
Cash paid for interest	$60,410	$54,138
Cash paid for income taxes	$5,659	$3,622
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$26,946
Investment in Hughes Telematics, Inc.	$13,000
Consolidation of Hughes Systique Corporation	$5,328
95 West capital lease		$5,751

HUGHES NETWORK SYSTEMS, LLC
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$183,733	$100,262
Marketable securities	31,126	-
Receivables, net	162,806	200,259
Inventories	60,244	65,485
Prepaid expenses and other	20,976	20,425
Total current assets	458,885	386,431
Property, net	601,964	507,270
Capitalized software costs, net	49,776	51,454
Intangible assets, net	13,488	19,780
Goodwill	2,661	2,661
Other assets	68,524	112,511
Total assets	$1,195,298	$1,080,107
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$117,513	$80,667
Short-term debt	6,750	8,252
Accrued liabilities and other	133,926	159,415
Total current liabilities	258,189	248,334
Long-term debt	714,957	578,298
Other long-term liabilities	16,191	18,005
Total liabilities	989,337	844,637
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	177,933	177,425
Class B membership interests	-	-
Retained earnings	36,094	80,999
Accumulated other comprehensive loss	(13,747)	(27,586)
Total HNS' equity	200,280	230,838
Noncontrolling interest	5,681	4,632
Total equity	205,961	235,470
Total liabilities and equity	$1,195,298	$1,080,107

HUGHES NETWORK SYSTEMS, LLC
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Year Ended December 31,
	2009	2008
Revenues:
Services revenues	$709,558	$610,785
Hardware sales	297,107	449,106
Total revenues	1,006,665	1,059,891
Operating costs and expenses:
Cost of services	448,767	406,673
Cost of hardware products sold	289,516	378,264
Selling, general and administrative	175,203	173,568
Loss on impairment	44,400	-
Research and development	22,296	26,833
Amortization of intangible assets	5,164	6,419
Total operating costs and expenses	985,346	991,757
Operating income	21,319	68,134
Other income (expense):
Interest expense	(64,094)	(51,327)
Interest income	1,988	2,978
Other income (loss), net	(334)	178
Income (loss) before income tax expense	(41,121)	19,963
Income tax expense	(2,436)	(7,588)
Net income (loss)	(43,557)	12,375
Net income attributable to the noncontrolling interest	(1,348)	(279)
Net income (loss) attributable to HNS	$(44,905)	$12,096

HUGHES NETWORK SYSTEMS, LLC
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(43,557)	$12,375
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	102,139	68,937
Amortization of debt issuance costs	2,025	1,424
Shared-based compensation expense	899	473
Loss on impairment	44,400	-
Other	546	(112)
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	52,538	(2,638)
Inventories	6,438	(2,710)
Prepaid expenses and other	4,721	(10,811)
Accounts payable	38,910	6,985
Accrued liabilities and other	(46,188)	(3,758)
Net cash provided by operating activities	162,871	70,165
Cash flows from investing activities:
Change in restricted cash	(108)	3,104
Purchases of marketable securities	(41,080)	-
Proceeds from sales of marketable securities	10,000	11,090
Expenditures for property	(150,702)	(81,669)
Expenditures for capitalized software	(12,772)	(14,564)
Proceeds from sale of property	397	-
Long-term loan receivable	(10,000)	-
Acquisition of Helius, Inc., net of cash received	-	(10,543)
Other, net	(755)	-
Net cash used in investing activities	(205,020)	(92,582)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	(1,851)	223
Long-term debt borrowings	148,630	3,606
Repayment of long-term debt	(12,375)	(13,749)
Debt issuance costs	(4,612)	-
Net cash provided by (used in) financing activities	129,792	(9,920)
Effect of exchange rate changes on cash and cash equivalents	(4,172)	3,372
Net increase (decrease) in cash and cash equivalents	83,471	(28,965)
Cash and cash equivalents at beginning of the period	100,262	129,227
Cash and cash equivalents at end of the period	$183,733	$100,262
Supplemental cash flow information:
Cash paid for interest	$60,386	$54,138
Cash paid for income taxes	$5,619	$3,598
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$26,946
95 West capital lease		$5,751